Exhibit 99.1

First Advantage Reports First Quarter 2024 Results

Reaffirms Full Year 2024 Guidance

First Quarter 2024 Highlights1

•
Revenues of $169.4 million
•
Net Loss of $(2.9) million, after $11.1 million of costs related to the acquisition of Sterling Check Corp. (“Sterling”)
•
Adjusted Net Income of $24.8 million
•
Adjusted EBITDA of $46.6 million
•
GAAP Diluted Net Loss Per Share of $(0.02), after $0.08 per share of costs related to the acquisition of Sterling
•
Adjusted Diluted Earnings Per Share of $0.17
•
Cash Flows from Operations of $38.3 million
•
Acquisition of Sterling, announced on February 29, 2024, continues to progress towards closing.

Reaffirming Standalone First Advantage Full-Year 2024 Guidance

•
Reaffirming full-year 2024 guidance ranges for Revenues of $750 million to $800 million, Adjusted EBITDA of $228 million to $248 million, Adjusted Net Income of $127 million to $142 million, and Adjusted Diluted Earnings Per Share of $0.88 to $0.982

ATLANTA, May 9, 2024 – First Advantage Corporation (NASDAQ: FA), a leading provider of employment background screening, identity, and verification solutions, today announced financial results for the first quarter ended March 31, 2024.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended March 31,
	2024	2023	Change
Revenues	$169.4	$175.5	(3.5)%
(Loss) income from operations	$(0.7)	$11.3	NM
Net (loss) income	$(2.9)	$1.9	NM
Net (loss) income margin	(1.7)%	1.1%	NA
Diluted net (loss) income per share	$(0.02)	$0.01	NM
Adjusted EBITDA[1]	$46.6	$48.6	(4.1)%
Adjusted EBITDA Margin[1]	27.5%	27.7%	NA
Adjusted Net Income[1]	$24.8	$28.4	(12.6)%
Adjusted Diluted Earnings Per Share[1]	$0.17	$0.19	(10.5)%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information; "NM" indicates not meaningful information.

“We delivered first quarter financial results at-or-above what we communicated on our fourth quarter earnings call. Additionally, upsell, cross-sell, new logos, and retention rates continued to perform in line with our historical revenue growth algorithm. I am proud that our team continues to deliver on our commitments and is dedicated to creating value across the company,” said Scott Staples, Chief Executive Officer.

“We continue to make significant progress against our strategic initiatives as we leverage generative AI and machine learning across our organization. In March, we announced the next generation of our proprietary RightID™ identity fraud solution in the U.S. This tool helps to flag potential job applicant fraud in the pre-hire process, thus moving our products upstream in the applicant onboarding cycle. Additionally, we continue to enhance our customer value proposition with our next generation, AI-enabled, Profile Advantage® platform, our SmartHub™ verifications router, within operations, and in our Customer Care department,” added Staples.

“It has been an exciting and productive few months since announcing our agreement to acquire Sterling and the transaction process is progressing. We have formed an integration management committee and are currently progressing through the required regulatory reviews. This acquisition will extend our high-quality and cost-effective background screening, identity, and verification technology solutions for the benefit of both companies' customers. The acquisition of Sterling will be a significant step forward in our value creation playbook and we expect it will accelerate and advance our strategic priorities,” Staples concluded.

Liquidity, Cash Flow, and Capital Allocation

As of March 31, 2024, First Advantage had cash and cash equivalents of $245.4 million, short-term investments of $0.6 million, and total debt of $564.7 million.

During the first quarter of 2024, the Company generated $38.3 million of cash flow from operations and invested $6.5 million in purchases of property and equipment, including capitalized software development costs.

“Today, we are reaffirming our full-year 2024 guidance after having performed at-or-above what we communicated for the first quarter,” commented David Gamsey, EVP and Chief Financial Officer. “Upon closing the Sterling transaction, our priorities will focus on our customers, a successful integration, achieving synergies, and reducing net leverage. We remain committed to driving long-term value creation for First Advantage’s customers, employees, partners, and shareholders.”

Standalone First Advantage Full-Year 2024 Guidance

The following table summarizes our full-year 2024 guidance, which excludes contributions from the pending Sterling acquisition and will be adjusted accordingly upon closing:

As of May 9, 2024
Revenues	$750 million – $800 million
Adjusted EBITDA[2]	$228 million – $248 million
Adjusted Net Income[2]	$127 million – $142 million
Adjusted Diluted Earnings Per Share[2]	$0.88 – $0.98

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net (loss) income and Adjusted Diluted Earnings Per Share to GAAP diluted net (loss) income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

The Company’s full-year 2024 guidance ranges reflect the current hiring environment and expectations that existing macroeconomic conditions and similar labor market trends will continue throughout 2024, with the high-end of the guidance ranges reflecting some macroeconomic recovery towards year end. Adjusted Net Income and Adjusted Diluted Earnings Per Share guidance ranges include the impacts from the 2023 one-time special dividend, expired interest rate swaps, and share buybacks.

Actual results may differ materially from First Advantage’s full-year 2024 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its first quarter 2024 results today, May 9, 2024, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-343-4136 (domestic) or 203-518-9843 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage first quarter 2024 earnings call or provide the conference code FA1Q24. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4554792/B404AD9649736455ED42ABD3D2A662F3.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and uncertainty in financial markets;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
•
inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to complete or realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake", (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” and “Constant Currency Adjusted EBITDA.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net (loss) income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net (loss) income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading provider of employment background screening, identity, and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage helps companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 30,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$245,436	$213,774
Restricted cash	135	138
Short-term investments	600	—
Accounts receivable (net of allowance for doubtful accounts of $893 and $1,036 at March 31, 2024 and December 31, 2023, respectively)	129,011	142,690
Prepaid expenses and other current assets	21,795	13,426
Income tax receivable	2,568	3,710
Total current assets	399,545	373,738
Property and equipment, net	71,352	79,441
Goodwill	819,633	820,654
Trade names, net	64,370	66,229
Customer lists, net	262,876	275,528
Other intangible assets, net	2,138	2,257
Deferred tax asset, net	2,797	2,786
Other assets	9,202	10,021
TOTAL ASSETS	$1,631,913	$1,630,654
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$47,956	$47,024
Accrued compensation	12,742	16,379
Accrued liabilities	24,102	16,162
Current portion of operating lease liability	3,367	3,354
Income tax payable	2,988	264
Deferred revenues	2,043	1,856
Total current liabilities	93,198	85,039
Long-term debt (net of deferred financing costs of $5,815 and $6,268 at March 31, 2024 and December 31, 2023, respectively)	558,909	558,456
Deferred tax liability, net	63,604	71,274
Operating lease liability, less current portion	5,632	5,931
Other liabilities	2,826	3,221
Total liabilities	724,169	723,921
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 145,195,030 and 145,074,802 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	145	145
Additional paid-in-capital	982,982	977,290
Accumulated deficit	(52,453)	(49,545)
Accumulated other comprehensive loss	(22,930)	(21,157)
Total equity	907,744	906,733
TOTAL LIABILITIES AND EQUITY	$1,631,913	$1,630,654

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2024	2023
REVENUES	$169,416	$175,520

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	87,192	91,061
Product and technology expense	12,466	12,624
Selling, general, and administrative expense	40,662	28,682
Depreciation and amortization	29,822	31,866
Total operating expenses	170,142	164,233
(LOSS) INCOME FROM OPERATIONS	(726)	11,287

OTHER EXPENSE, NET:
Interest expense, net	3,570	8,681
Total other expense, net	3,570	8,681
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(4,296)	2,606
(Benefit) provision for income taxes	(1,388)	681
NET (LOSS) INCOME	$(2,908)	$1,925

Foreign currency translation (loss) income	(1,773)	869
COMPREHENSIVE (LOSS) INCOME	$(4,681)	$2,794

NET (LOSS) INCOME	$(2,908)	$1,925
Basic net (loss) income per share	$(0.02)	$0.01
Diluted net (loss) income per share	$(0.02)	$0.01
Weighted average number of shares outstanding - basic	143,591,713	145,862,562
Weighted average number of shares outstanding - diluted	143,591,713	147,031,866

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(2,908)	$1,925
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	29,822	31,866
Amortization of deferred financing costs	453	461
Bad debt recovery	(112)	(40)
Deferred taxes	(7,808)	(2,144)
Share-based compensation	4,751	2,058
Gain on foreign currency exchange rates	(0)	(10)
Loss on disposal of fixed assets and impairment of ROU assets	0	1,222
Change in fair value of interest rate swaps	(7,045)	1,879
Changes in operating assets and liabilities:
Accounts receivable	13,736	15,980
Prepaid expenses and other assets	(3,345)	2,933
Accounts payable	468	(7,618)
Accrued compensation and accrued liabilities	6,608	(11,828)
Deferred revenues	185	209
Operating lease liabilities	(328)	(110)
Other liabilities	(11)	980
Income taxes receivable and payable, net	3,863	836
Net cash provided by operating activities	38,329	38,599
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(321)	(42)
Capitalized software development costs	(6,135)	(6,056)
Other investing activities	(575)	15
Net cash used in investing activities	(7,031)	(6,083)
CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends paid	(12)	—
Share repurchases	—	(25,266)
Proceeds from issuance of common stock under share-based compensation plans	976	1,399
Payments on deferred purchase agreements	(234)	(234)
Payments on finance lease obligations	—	(37)
Net settlement of share-based compensation plan awards	(41)	(25)
Net cash provided by (used in) financing activities	689	(24,163)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(328)	147
Increase in cash, cash equivalents, and restricted cash	31,659	8,500
Cash, cash equivalents, and restricted cash at beginning of period	213,912	391,796
Cash, cash equivalents, and restricted cash at end of period	$245,571	$400,296

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$2,510	$2,049
Cash paid for interest	$11,954	$10,625
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$585	$275
Non-cash property and equipment additions	$540	$—
Excise taxes on share repurchases incurred but not paid	$—	$252

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended March 31, 2024
(in thousands)	Americas	International	Eliminations	Total revenues
Revenues, as reported (GAAP)	$149,127	$22,023	$(1,734)	$169,416
Foreign currency translation impact(a)	(46)	(73)	10	(109)
Constant currency revenues	$149,081	$21,950	$(1,724)	$169,307
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Net (loss) income	$(2,908)	$1,925
Interest expense, net	3,570	8,681
(Benefit) provision for income taxes	(1,388)	681
Depreciation and amortization	29,822	31,866
Share-based compensation(a)	4,751	2,058
Transaction and acquisition-related charges(b)	11,992	1,071
Integration, restructuring, and other charges(c)	719	2,278
Adjusted EBITDA	$46,558	$48,560
Revenues	169,416	175,520
Net (loss) income margin	(1.7)%	1.1%
Adjusted EBITDA Margin	27.5%	27.7%
Adjusted EBITDA	$46,558
Foreign currency translation impact(d)	4
Constant currency Adjusted EBITDA	$46,562
(a)
Share-based compensation for the three months ended March 31, 2024, includes approximately $2.6 million of incrementally recognized expense associated with the May 2023 vesting modification.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2024 includes approximately $11.1 million of expense associated with the pending acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended March 31, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(d)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net (loss) income	$(2,908)	$1,925
(Benefit) provision for income taxes	(1,388)	681
(Loss) income before provision for income taxes	(4,296)	2,606
Debt-related charges(a)	(3,014)	4,468
Acquisition-related depreciation and amortization(b)	22,625	25,485
Share-based compensation(c)	4,751	2,058
Transaction and acquisition-related charges(d)	11,992	1,071
Integration, restructuring, and other charges(e)	719	2,278
Adjusted Net Income before income tax effect	32,777	37,966
Less: Adjusted income taxes(f)	7,991	9,602
Adjusted Net Income	$24,786	$28,364

	Three Months Ended March 31,
	2024	2023
Diluted net (loss) income per share (GAAP)	$(0.02)	$0.01
Adjusted Net Income adjustments per share
(Benefit) provision for income taxes	(0.01)	0.00
Debt-related charges(a)	(0.02)	0.03
Acquisition-related depreciation and amortization(b)	0.16	0.17
Share-based compensation(c)	0.03	0.01
Transaction and acquisition related charges(d)	0.08	0.01
Integration, restructuring, and other charges(e)	0.00	0.02
Adjusted income taxes(f)	(0.05)	(0.07)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.17	$0.19

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	143,591,713	147,031,866
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	2,110,928	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	145,702,641	147,031,866
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the 2021 February refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended March 31, 2024, includes approximately $2.6 million of incrementally recognized expense associated with the May 2023 vesting modification.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended March 31, 2024 includes approximately $11.1 million of expense associated with the pending acquisition of Sterling, primarily consisting of legal, regulatory, and diligence professional service fees. The three months ended March 31, 2024 and 2023 also include insurance costs incurred related to the initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, and (gains) losses on the sale of assets.
(f)
Effective tax rates of approximately 24.4% and 25.3% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended March 31, 2024 and 2023, respectively.